                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                        WAIVER dated as of December 14, 1995 (this "Waiver") to
                the Credit Agreement dated as of August 1, 1994, as amended as of August 31, 1994 (the "Credit Agreement"), among SILVER KING COMMUNICATIONS, INC., a Delaware corporation ("Holdings"), SKTV, INC., a Delaware corporation and a wholly owned subsidiary of Holdings (the "Borrower"), the financial institutions party thereto (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

         Holdings and certain other Persons wish to consummate certain transactions hereinafter described (collectively, the "Control Transactions") which would result in a Change of Control (such term and each other term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement) under the Credit Agreement by virtue of one or both of Barry Diller and Tele-Communications, Inc., a Delaware Corporation ("TCI"), (collectively, the "Reporting Persons") acquiring control of Holdings.

         On August 29, 1995, the Reporting Persons filed a Schedule 13D under the Securities and Exchange Act of 1934, attached as Exhibit A hereto (as amended to the date hereof, the "Schedule 13D"), in respect of the common stock, par value $.01 per share of Holdings (the "Common Stock"). According to the Schedule 13D, the Reporting Persons constitute a "group" for purposes of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, with respect to their beneficial ownership of Common Stock.

         TCI currently holds 61,630 shares of Common Stock and Liberty Media Corporation, a Delaware corporation and a wholly owned subsidiary of TCI ("Liberty"), holds a transferable option to purchase 2,000,000 share of Holdings' Class B Common Stock, par value $.01 per share ("Class B Stock"), from RMS Limited Partnership, a Nevada limited partnership and the controlling shareholder of Holdings ("RMS"), at a current exercise price of $1.50 per share (the "Class B Option").

         Pursuant to a definitive term sheet, dated as of August 24, 1995 (the "Equity Compensation Agreement", attached as an exhibit to the Schedule 13D), Barry Diller (a) acquired beneficial ownership of 220,994 shares of Common Stock at a purchase price of $22.625 per share paid in cash, (b) acquired beneficial ownership of 220,994 additional shares of Common Stock at a purchase price of $22.625 per share paid by delivery of a non-interest bearing promissory note of Barry Diller plus the sum of $2,210 in cash, (c) acquired certain options to purchase up to

1,895,847 shares of Common Stock at an exercise price of $22.625 per share (the "Options"), and (d) became the Chairman of the Board and Chief Executive Officer of Holdings.

         Barry Diller and Liberty have entered into an agreement, dated as of August 24, 1995, with respect to their ownership of the equity securities of Holdings (the "Stockholders Agreement", attached as an exhibit to the Schedule
13D). Pursuant to the Stockholders Agreement, Liberty and Barry Diller have formed an entity (the "Silver Company"), to which Liberty will contribute the Class B Option as well as an amount in cash equal to the aggregate exercise price thereof, and Barry Diller will contribute an amount of cash to be agreed upon. Barry Diller will initially hold a common equity interest in the Silver Company constituting all of the voting stock of the Silver Company, and Liberty will hold a convertible nonvoting common equity interest. Barry Diller will control the equity securities of Holdings held by Silver Company, except that, subject to applicable law, the approval of both Liberty







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                                                                          2


and Barry Diller will be required in connection with certain Fundamental Matters (as set forth in the Stockholders Agreement). The Stockholders Agreement also provides that Barry Diller is entitled to exercise voting authority and authority to act by written consent over all securities of Holdings owned by any of the Reporting Persons and certain of their affiliates on all matters submitted to a vote of the Holdings' stockholders or by which the Holdings' stockholders may act by written consent. In connection therewith, Liberty will provide Barry Diller with a conditional proxy, which proxy shall be valid for the full term of the Stockholders Agreement and will be irrevocable.

         Barry Diller and Holdings have filed all necessary applications with the Federal Communications Commission for transfer of control of Holdings to Silver Company. Upon receipt of such approval and other regulatory approvals as may be required, Barry Diller intends to cause the exercise of the Class B Option and to acquire voting control of Holdings. Following the exercise of the Class B Option, subject to applicable law, Barry Diller will have the right to cause the election of a majority of the Board of Directors of Holdings.

         Pursuant to the terms of the Class B Option, upon exercise, the holder may elect to require RMS to convert all shares of Class B Stock owned by it which are not subject to the Class B Option into Common Stock. As a result, fewer than 2,280,000 shares of Class B Stock would be outstanding, and, pursuant to Holdings' Restated Certificate of Incorporation, the Reporting Persons believe that the holders of the Class B Stock would vote with the holders of the Common Stock as a single class on substantially all matters presented to the stockholders of Holdings, with each share of Class B Stock entitled to cast 10 votes upon matters considered for approval at any meeting of stockholders.

         Assuming that Barry Diller and Liberty exercise the Class B Option and elect to require the holder of the remaining 415,945 shares of Class B Stock to convert such shares into Common Stock, the securities of Holdings beneficially owned by the Reporting Persons (not including the Options, none of which is currently vested and none of which is currently exercisable or becomes exercisable in the next 60 days) would constitute approximately 75% of the voting power of the outstanding equity securities of Holdings.

        On November 27, 1995, Holdings entered into certain agreements pursuant to which it has agreed to acquire control of Home Shopping Network, Inc. In connection with these transactions, Holdings will issue additional Common Stock and Class B Stock and the Reporting Persons entered into an amendment to the Stockholders Agreement, all as described in an Amendment to the Schedule 13D, attached as part of Exhibit A hereto (the "Amendment").

         The Control Transactions are more fully described in the Schedule 13D (including the Amendment), which is attached hereto and incorporated herein by reference.

         The Administrative Agent, the Collateral Agent and the Lenders party hereto are willing, on the terms, subject to the conditions and to the extent set forth below, to grant such waivers.

         In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

         SECTION 1. Waiver. The Administrative Agent, the Collateral Agent and the Lenders party hereto hereby waive any Event of Default that will result pursuant to clause (m) of Article VII by





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                                                                               3

virtue of the Reporting Persons acquiring control of Holdings upon the consummation of any or all of the Control Transactions as described above and in the Schedule 13D. The Borrower explicitly acknowledges that, except as set forth in the preceding sentence, such clause (m) of Article VII and each other provision of the Credit Agreement remain in full force and effect, including with respect to any other or subsequent Change of Control (including any acquisition of control by any person or group other than one or more of the Reporting Persons) that may occur.

         SECTION 2. Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Administrative Agent and the Collateral Agent that:

                 (a) Before and after giving effect to this Waiver, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                 (b) Before and after giving effect to this Waiver, no Event of Default or Default has occurred and is continuing.

         SECTION 3. Condition to Effectiveness. This Waiver shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Waiver that, when taken together, bear the signatures of the Borrower, the Collateral Agent and Lenders holding Loans and unused Commitments representing greater than 66-2/3% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time and (b) the aggregate unused Commitments at such time.

         SECTION 4. Credit Agreement. Except as specifically stated herein, the provisions of the Credit Agreement are and shall remain in full force and effect. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

         SECTION 5. APPLICABLE LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.





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                                                                               4

         SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of- pocket expenses in connection with this Waiver, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.


         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first written above.


                                 SILVER KING COMMUNICATIONS, INC.,

                                 by        /s/ Steven H. Grant
                                       ----------------------------------
                                       Name:  Steven H. Grant
                                       Title:  Executive Vice President



                                 SKTV, INC.,

                                  by
                                           /s/ Michael Drayer
                                       ----------------------------------
                                       Name:  Michael Drayer
                                       Title:  Vice President


                                 CHEMICAL BANK, as a Lender, as
                                 Administrative Agent and as Collateral Agent,

                                   by
                                            /s/ John J. Huber III
                                        ---------------------------------
                                        Name:  John J. Huber III
                                        Title:  Managing Director

                                 THE BANK OF NEW YORK,

                                   by
                                            /s/ Wade Layton
                                        ---------------------------------
                                        Name:  Wade Layton
                                        Title:  Vice President

                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA,

                                     by

                                        -----------------------------------
                                        Name:
                                        Title:


                                   THE LONG-TERM CREDIT BANK OF
                                   JAPAN,  LTD.,

                                     by
                                            /s/ John J. Sullivan
                                        -----------------------------------
                                        Name:  John J. Sullivan
                                        Title:  Joint General Manager


                                   MERRILL LYNCH SENIOR FLOATING RATE
                                   FUND, INC.,

                                     by
                                            /s/ John W. Fraser
                                        -----------------------------------
                                        Name:  John W. Fraser
                                        Title:  Authorized Signatory


                                   VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                   INCOME TRUST,

                                     by
                                            /s/ Jeffrey W. Maillet
                                        -----------------------------------
                                        Name:  Jeffrey W. Maillet
                                        Title:  Senior Vice President-
                                        Portfolio Manager


                                   PRIME INCOME TRUST,

                                     by

                                        -----------------------------------
                                        Name:
                                        Title:

                                        CERES FINANCE LTD.,

                                        by CHANCELLOR SENIOR SECURED
                                           MANAGEMENT, INC., as Financial
                                           Manager

                                           by  /s/ Christopher A. Bondy
                                               ---------------------------
                                               Name:   Christopher A. Bondy
                                               Title:  Vice President

                                        CREDITANSTALT BANKVERIEN,

                                           by   /s/ Bob Biringer
                                               -------------------------------
                                               Name:  Bob Biringer
                                               Title:  Senior Vice President


                                        CREDITANSTALT BANKVERIEN,

                                            by     /s/ Scott Kray
                                               -------------------------------
                                               Name:  Scott Kray
                                               Title:  Senior Associate


                                        MERRIL LYNCH PRIME RATE PROTFOLIO,

                                          by MERRIL LYNCH ASSET
                                               MANAGEMENT, L.P., as
                                               Investment Advisor,

                                          by   /s/ John W. Fraser
                                               -------------------------------
                                               Name:  John W. Fraser
                                               Title:  Authorized Signatory


                                        RESTRUCTURED OBLIGATIONS BACKED BY
                                        SENIOR ASSETS B.V.,

                                          by CHANCELLOR SENIOR SECURED
                                             MANAGEMENT, INC., as Portfolio
                                             Advisor,

                                             by     /s/ Christopher A. Bondy
                                                  ----------------------------
                                                  Name:  Christopher A. Bony
                                                   Title:  Vice President

                                   STICHTING RESTRUCTURED OBLIGATIONS
                                   BACKED BY SENIOR ASSETS 2 (ROSA 2),

                                     by CHANCELLOR SENIOR SECURED
                                        MANAGEMENT, INC., as Portfolio
                                        Advisor,

                                        by    /s/ Christopher A. Bondy
                                            ----------------------------
                                            Name:  Christopher A. Bondy
                                            Title:  Vice President